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                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 1999 relating to the financial statements of GTN Gesellschaft fur Telekommunikations-und Netzwerkdienste mbH, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers GmbH
Wirtschaftsprufungsgesellschaft

/s/ I. Trauer         /s/ A. Jacobs

Dusseldorf, Germany
December 29, 1999